EXHIBIT 21

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES
                              --------------------





Listed below are the subsidiaries of The Black & Decker Corporation, all of which are either directly or indirectly 100% owned as of December 31, 1995, except as otherwise noted. Names of certain inactive, liquidated, or minor subsidiaries have been omitted.


Black & Decker Inc.                                          UNITED STATES
Black & Decker (U.S.) Inc.                                   UNITED STATES
Black & Decker Funding Corporation                           UNITED STATES
Black & Decker Group Inc.                                    UNITED STATES
Black & Decker Holdings Inc.                                 UNITED STATES
Black & Decker Investment Company                            UNITED STATES
Black & Decker (Ireland) Inc.                                UNITED STATES
Black & Decker India Inc.                                    UNITED STATES
Black & Decker Investments (Australia) Limited               UNITED STATES
Black & Decker (Puerto Rico) Inc.                            UNITED STATES
Corbin Co.                                                   UNITED STATES
Emhart Corporation                                           UNITED STATES
Emhart Credit Corporation                                    UNITED STATES
Emhart Far East Corporation                                  UNITED STATES
Emhart Glass Machinery Investments Inc.                      UNITED STATES
Emhart Glass Machinery (U.S.) Inc.                           UNITED STATES
Emhart Glass Research, Inc.                                  UNITED STATES
Emhart Inc.                                                  UNITED STATES
Emhart Industries, Inc.                                      UNITED STATES
Kwikset Corporation                                          UNITED STATES
Openware, Inc.                                               UNITED STATES
Price Pfister, Inc.                                          UNITED STATES
Advanced Information Systems, Inc.                           UNITED STATES
PRC Inc.                                                     UNITED STATES
PRC Investments Inc.                                         UNITED STATES
PRC Public Sector, Inc.                                      UNITED STATES
PRC Technology Services 1 of Virginia, Inc.                  UNITED STATES
PRC Technology Services 2, Inc.                              UNITED STATES
PRC Commercial Systems, Inc.                                 UNITED STATES
PRC Engineering Systems, Inc.                                UNITED STATES
Planning Research Corporation International, Ltd.            UNITED STATES
Shenandoah Insurance, Inc.                                   UNITED STATES
True Temper Sports, Inc.                                     UNITED STATES
Black & Decker Argentina S.A.                                ARGENTINA
Black & Decker (Australasia) Pty. Ltd.                       AUSTRALIA
Black & Decker Distribution Pty. Ltd.                        AUSTRALIA
Black & Decker Finance (Australia) Ltd.                      AUSTRALIA
Black & Decker Holdings (Australia) Pty. Ltd.                AUSTRALIA
Dereham Pty. Ltd.                                            AUSTRALIA
Emhart Australia Pty. Ltd.                                   AUSTRALIA
PRC International Pty. Ltd.                                  AUSTRALIA
Black & Decker Werkzeuge
         Vertriebs-Gesellschaft m.b.H                        AUSTRIA
DOM Sicherheitstechnik G.m.b.H.                              AUSTRIA
Black & Decker (Belgium) N.V.                                BELGIUM
B&D Eletrodomesticos Ltda.                                   BRAZIL
Black & Decker Canada Inc.                                   CANADA
Black & Decker Holdings (Canada) Inc.                        CANADA
Black & Decker Cono Sur, S.A.                                CHILE
Maquinas y Herramientas Black & Decker
         de Chile S.A.                                       CHILE
Black & Decker de Colombia S.A.                              COLOMBIA
B&D de Costa Rica, S.A.                                      COSTA RICA
Harttung Fasteners A/S                                       DENMARK
Black & Decker de El Salvador, S.A. de C.V.                  EL SALVADOR
Black & Decker Oy                                            FINLAND
Black & Decker Finance S.A.R.L.                              FRANCE
Black & Decker (France) S.A.S.                               FRANCE
DOM S.A.R.L.                                                 FRANCE
Emhart S.A.R.L.                                              FRANCE
BAND Aussenhandel G.m.b.H.                                   GERMANY
B. B. W. Bayrische Bohrerwerke G.m.b.H.                      GERMANY
Black & Decker G.m.b.H.                                      GERMANY
DOM Sicherheitstechnik G.m.b.H.                              GERMANY
DOM Sicherheitstechnik G.m.b.H. & Co. KG                     GERMANY
Emhart Deutschland G.m.b.H.                                  GERMANY
Tucker G.m.b.H.                                              GERMANY
Black & Decker (HELLAS) S.A.                                 GREECE
Black & Decker Hong Kong Limited                             HONG KONG
Emhart Asia Limited                                          HONG KONG
Far East Power Equipment Ltd.                                HONG KONG
Baltimore Financial Services Company *                       IRELAND
Baltimore Insurance Limited                                  IRELAND
Belco Investments Company                                    IRELAND
Black & Decker Capital (Denmark) Company                     IRELAND
Black & Decker (Ireland)                                     IRELAND
Gamrie Limited                                               IRELAND
Black & Decker Italia S.P.A.                                 ITALY
Emhart S.r.l.                                                ITALY
Tatry Officina Meccanica S.r.l.                              ITALY
Fasteners & Tools, Ltd.                                      JAPAN
Nippon Pop Rivets & Fasteners Ltd.                           JAPAN
Black & Decker (Overseas) A.G.                               LIECHTENSTEIN
Black & Decker Luxembourg S.A.                               LUXEMBOURG
Black & Decker Asia Pacific (Malaysia) Sdn. Bhd.             MALAYSIA
Black & Decker (Malaysia) Sdn. Bhd.                          MALAYSIA
Black & Decker, S.A. de C.V.                                 MEXICO
Price-Pfister de Mexico, S.A. de C.V.                        MEXICO
BD Power Tools Mexicana S.A. de C.V.                         MEXICO
Nemef B.V.                                                   NETHERLANDS
Black & Decker (Nederland) B.V.                              NETHERLANDS
Black & Decker International Holdings B.V.                   NETHERLANDS
Black & Decker (New Zealand) Limited                         NEW ZEALAND
Black & Decker (Norge) A/S                                   NORWAY
Sjong Fasteners A/S                                          NORWAY
Black & Decker de Panama, S.A.                               PANAMA
Black & Decker International Corporation                     PANAMA
Black & Decker (Panama) Investments S.A.                     PANAMA
Black & Decker Asia Pacific Pte. Ltd.                        SINGAPORE
Black & Decker Iberica S.C.A.                                SPAIN
Aktiebolaget Sundsvalls Verkstader                           SWEDEN
Black & Decker Aktiebolag                                    SWEDEN
Emhart Sweden Aktiebolag                                     SWEDEN
Emhart Sweden Holdings Aktiebolag                            SWEDEN
Emhart Teknik Akteibolag                                     SWEDEN
DOM AG Sicherheitstechnik                                    SWITZERLAND
Black & Decker (Switzerland) S.A.                            SWITZERLAND
Emhart Glass SA                                              SWITZERLAND
Black & Decker (Thailand) Limited                            THAILAND
Aven Tools Limited                                           UNITED KINGDOM
Bandhart                                                     UNITED KINGDOM
Bandhart Overseas                                            UNITED KINGDOM
Black & Decker Finance                                       UNITED KINGDOM
Black & Decker International                                 UNITED KINGDOM
Black & Decker                                               UNITED KINGDOM
Black & Decker Europe                                        UNITED KINGDOM
Emhart (Colchester) Limited                                  UNITED KINGDOM
Emhart International Limited                                 UNITED KINGDOM
Emhart (U.K.) Limited                                        UNITED KINGDOM
Tucker Fasteners Limited                                     UNITED KINGDOM
United Marketing (Leicester)                                 UNITED KINGDOM
Black & Decker de Venezuela, C.A.                            VENEZUELA
Black & Decker Holdings de Venezuela                         VENEZUELA
Emhart Foreign Sales Corporation                             VIRGIN ISLANDS (US)


* 14.3% of the voting stock is owned by The Black & Decker Corporation through its wholly owned subsidiaries.